Brisam Energy Inc.

A Subsidiary of Brisam Corporation

February 14, 2008

Trillium Management Ltd.

Attn: Nicholas Djokich

326 - 30 Sierra Morena Landing SW

Calgary, Alberta, T3H 5H2, Canada

Dear Nicholas:

This letter agreement (hereinafter the "Agreement") sets forth the proposed terms and conditions under which Trillium Management Ltd. (“Trillium”), an Alberta (Canada) Corporation, located at 326-30 Sierra Morena Landing SW, Calgary, Alberta, T3H 5H2, Canada, and Brisam Energy, Inc. (“Brisam Energy”), a Nevada Corporation, located at 500 N. Rainbow Boulevard, Suite 300, Las Vegas, Nevada 89107 intend to work together to create a strategic relationship leveraging the strengths of both companies.

Trillium seeks corporate and asset-based financing opportunities globally, providing capital to the Natural Resources Sector and focuses on providing financing for exploration and exploitation of projects and ventures for gas and oil, mining, and energy alternative sources and development support and consulting; and

In consideration of the premise and covenants set out hereinafter, the Parties agree as follows:

OBJECTIVES:

•	Trillium and Brisam Energy intend to work together to create a strategic relationship leveraging the strengths of both companies.

•	Trillium has located or is in the process of locating certain opportunities in Canada (the “Opportunities”), which are or will be described on Schedule “A” attached hereto and made a part hereof.

•	Trillium and Brisam Energy are interested in participating jointly to evaluate, finance and develop the Opportunities.

TERM.

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This Agreement shall expire on March 31, 2009. The terms and conditions herein supersede any and all previous written agreements between the parties. This Agreement may not be amended or extended without the written agreement of both parties.

AGENCY.

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Trillium acknowledges and agrees that it will not be representing Brisam Energy as an agent and that Trillium has no authority to negotiate or bind Brisam Energy, nor to make any commitments or incur any obligation or enter into any agreement for or on behalf of Brisam Energy.

EXCLUSIVE RIGHTS.

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Trillium agrees to grant Brisam Energy an exclusive right to participate in the Opportunities set forth or to be set forth on Schedule A and to use its commercially reasonable best efforts to diligently and promptly locate as many Opportunities as possible for investment and development by the parties.

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During the term of this Agreement, all Opportunities that Trillium furnishes to Brisam Energy shall be considered confidential and will remain the exclusive property of Trillium, unless the parties agree otherwise in writing.

•	Brisam Energy’s exclusive rights under this Agreement shall be subject to its ability to deliver funding for Opportunities on an as needed and approved basis.

INDIVIDUAL OBLIGATIONS OF THE PARTIES.

TRILLIUM:

•	Trillium will be responsible for locating and vetting potentially profitable Opportunities in Canada and presenting these Opportunities to Brisam Energy for approval and potential funding.

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If an Opportunity is located and approved for funding by Brisam Energy, Trillium will work with Brisam Energy to facilitate funding of the Opportunity, documenting the transaction and filing appropriate regulatory forms to properly effectuate the transaction. Trillium will be responsible for verifying the accuracy and adequacy of all representations and warranties made by the Opportunities in the final transaction documents.

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Trillium agrees to perform all of the process requirements for vetting potential Opportunities in a professional and reasonable matter to ensure the Opportunities to be funded are of the caliber to produce a return on investment of a minimum of 25%.

BRISAM ENERGY:

•	Brisam Energy has agreed to use its commercially reasonable best efforts to provide up to USD$5,000,000 in funding to invest in Opportunities provided by Trillium during the Term of this Agreement.

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Brisam Energy will review and evaluate Opportunities presented by Trillium within ten (10) business days of presentment. Following evaluation of the Opportunity, Brisam Energy will provide Trillium written notice of its intent to either fund the Opportunity or decline funding of the Opportunity.

•	If Brisam Energy decides to fund an Opportunity, it will deliver funds to Trillium within three (3) business days.

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In consideration for funding an Opportunity, Brisam Energy shall receive 50% of the ownership percentage purchased from the Opportunity. (i.e.- if the Opportunity to be invested in is for a 40% working interest in oil wells; Brisam Energy shall receive a 20% working interest and Trillium shall receive the additional 20%).

•	If Brisam Energy declines to provide funding for an Opportunity, Trillium shall be free to solicit investment from another person/entity for the Opportunity.

•	Brisam Energy consents to the use of its trademarks and/or tradenames in Trillium advertising at no cost to Trillium.

JOINT OBLIGATIONS OF THE PARTIES.

•	Trillium and Brisam Energy will work together to facilitate locating and funding of Opportunities during the Term of this Agreement.

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Trillium and Brisam Energy agree that the establishment of a shared relationship between the parties is mutually beneficial to the respective interests of both parties. Both parties agree to undergo discussions to locate Opportunities as soon as is practicable after the signing of this Agreement

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Each party recognizes the importance of the other party's relationship with its professional relationships and agrees to consult with the other party in matters concerning this Agreement or the location and funding of Opportunities.

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Each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities, damages, costs (including attorneys' fees) for personal injury or damage to any person or property arising out of the other party's actions, operations, duties or obligations arising under the terms of this Agreement.

DEFAULT AND TERMINATION.

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If one of the parties defaults under the terms and conditions of this Agreement, the non-defaulting party may terminate this Agreement within five (5) days of the default. Failure of the non-defaulting party to exercise this right shall not waive any of the non-defaulting party's rights and remedies to recovery of damages under contract law.

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Should a default under or termination of this Agreement occur and there are outstanding and unpaid financial obligations between the parties under the Agreement, both parties agree that each party shall be and remain liable for the full performance of those outstanding financial obligations.

REMEDIES.

•	All rights and remedies provided herein shall be in addition to and not in substitution of all other rights and remedies available to a party at law or in equity.

ENTIRE AGREEMENT.

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This Agreement, together with the Schedules attached hereto, represents the entire agreement and understanding between the parties with reference to the transactions contemplated herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the Schedules. This Agreement may not be contradicted by evidence of prior or contemporaneous or subsequent oral agreements between the parties. This Agreement may be modified, altered or amended only by the written agreement of the parties hereto.

SCHEDULES.

•	Schedules A-C as listed below and attached hereto are incorporated herein by reference and shall be made a part of this Agreement:

o	Schedule A:	List of Current Opportunities
o	Schedule A-1:	Future Opportunities
o	Schedule B: Form of Notice of Acceptance or Declination of Investment
o	Schedule C: Roles, Responsibilities, Process and Procedures

WAIVERS AND AMENDMENTS.

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Any failure of any party to comply with any of its obligations, agreements or conditions as set forth in this Agreement may be expressly waived in writing by the other parties, but no such waiver shall operate or be construed as a waiver of any subsequent default. The acceptance of any payment or performance by any party which is different from the provisions of this Agreement on one or more occasions shall not be deemed to be a waiver of the right to insist upon prompt or consistent payment or performance in the future according to this Agreement as written. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

COSTS OF ENFORCEMENT.

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In the event that any party hereto defaults in the performance of its obligations hereunder, the non-defaulting party shall be entitled to recover from the defaulting party all fees, costs, and expenses (including attorneys' fees and expenses) incurred in enforcing the provisions of this Agreement.

CONSTRUCTION OF AGREEMENT.

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No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto or thereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

AUTHORITY TO ENTER INTO AGREEMENT.

•	By their signatures on this Agreement, both parties covenant that they have the authority to enter into this Agreement and bind their respective companies to the terms and conditions contained herein.

COUNTERPARTS.

•	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

TAXES.

•	Trillium shall not be responsible for withholding of Canadian or any other taxes on behalf of Brisam under the terms of this Agreement.

Nicholas, if you are in agreement with the terms and conditions contained herein, please sign and return it to me. On behalf of Brisam Energy, we look forward to a successful relationship with Trillium.

Sincerely,

BRISAM ENERGY, INC.

By: /s/ Ira Lyons
Ira Lyons, President

ACCEPTED AND AGREED TO as of the 14th day of February, 2008:

TRILLIUM MANAGEMENT LTD.

By: /s/ Nicholas Djokich
Nicholas Djokich, President